Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Thomas A. Young, Jr.
January 30, 2006		Paul M. Harbolick, Jr.
(703) 814-7200
Alliance Bankshares Reports 4th Quarter 2005 Results
Quarterly Net Income up 80.7% Total Assets up 27.5%
CHANTILLY, VA – Alliance Bankshares Corporation (NASDAQ: ABVA) today reported financial results for the fourth quarter 2005 and its twenty-second consecutive quarterly profit. For the quarter ended December 31, 2005, the Company reported earnings of $1.1 million, an 80.7% increase over the fourth quarter 2004 results. On a year-to-date basis, net income was $4.1 million for the year ended December 31, 2005 or 46.7% greater than the 2004 results of $2.8 million.
Thomas A. Young, Jr., President and Chief Executive Officer of Alliance Bankshares, said, “Our company had a very successful year in 2005 as our loan portfolio grew by 45.4% to $304.2 million as of December 31, 2005. The core profitability at our banking subsidiary was robust and our net interest margin continued to improve even in light of the extensive interest rate increases experienced in 2005. In November 2005, we completed the acquisition of Danaher Insurance, (Alliance Insurance Agency, Inc.). As we integrate the insurance operations into our financial services platform, we believe business synergies and enhanced product lines give Alliance a winning combination.”
Total assets were $611.5 million or $131.8 million greater than December 31, 2004 level of $479.7 million, representing year over year growth of 27.5%. Credit quality remained strong as evidenced by minimal charge-offs, a low level of non-performing and past due loans despite the substantial growth in the portfolio. Total deposits grew by $105.5 million or 29.7% to $461.2 million as of December 31, 2005. Investment securities grew to $228.8 million as of December 31, 2005 or $19.7 million greater than the December 31, 2004 level of $209.1 million.
“The year 2005 was a period of transition for our mortgage banking operation. Under the leadership of newly appointed president Frank Grace, a longtime Alliance executive, and Douglas Haskett, our new chief operating officer of Alliance Home Funding, considerable time and resources were invested in re-building the mortgage company. We look forward to positive results from their efforts in the future,” said Young.
Earnings per share, diluted amounted to $.22 for the fourth quarter of 2005 compared to $.12 for the same period in 2004. Full year 2005 earnings per share, diluted were $.80 compared to $.57 for the full year 2004. Net interest margin continued to improve in the fourth quarter, reaching 3.78% or 46 basis points greater than the fourth quarter 2004 net interest margin of 3.32%. The full year 2005 net interest margin was 3.51% or 41 basis points greater than the 2004 level of 3.10%.

Harvey E. Johnson, Jr., Chairman of the Board of Directors said, “We are extremely pleased with this year’s results. Our investment in people, our commitment to customer satisfaction, and our disciplined approach to the business of banking are very apparent in the numbers we are reporting today.”
Alliance Bankshares Corporation is a locally managed community banking organization based in Northern Virginia. The independent status of the organization allows the bank’s management to create implement and maintain banking services with a level of flexibility, creativity and discretion that is not possible with larger institutions.
Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability and financial and other goals. These statements are based on certain assumptions and analyses by the Company and other factors it believes are appropriate in the circumstances. However, the Company’s expectations are subject to a number of risks and uncertainties and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forwarding-looking statements made herein are qualified by these cautionary statements and cautionary language in the Company’s most recent report on Form 10-KSB and other documents filed with the Securities and Exchange Commission
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
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ALLIANCE BANKSHARES CORPORATION
Balance Sheets

	December 31,	December 31,
	2005*	2004
	(Dollars in thousands, except per share)
ASSETS

Cash and due from banks	$25,224	$29,467
Federal funds sold	37,522	1,139
Investment securities available-for-sale, at fair value	228,691	209,041
Investment securities held-to-maturity, at amortized cost	100	100

Loans held for sale	5,936	24,746
Loans, net of unearned discount and fees	304,228	209,204
less: allowance for loan losses	(3,422)	(2,300)

Loans, net	300,806	206,904

Premises and equipment, net	1,952	2,156
Other assets	11,254	6,167

TOTAL ASSETS	$611,485	$479,720

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$185,877	$128,287
Interest-bearing deposits	275,301	227,404

Total deposits	461,178	355,691

Repurchase agreements, federal funds purchased and other borrowings	58,089	45,352
Federal Home Loan Bank advances	30,000	20,000
Trust Preferred Capital Notes	10,310	10,310
Other liabilities	3,297	1,745
Commitments and contingent liabilities	—	—

TOTAL LIABILITIES	562,874	433,098

STOCKHOLDERS’ EQUITY	48,611	46,622

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$611,485	$479,720

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Income Statements

	Quarter Ended	Quarter Ended	Twelve Months	Twelve Months
	December 31,	December 31,	December 31,	December 31,
	2005*	2004	2005*	2004
	(Dollars in thousands, except per share)
INTEREST INCOME:
Loans	$5,492	$3,375	$18,149	$10,289
Investment securities	2,570	2,239	9,567	8,376
Federal funds sold	258	159	1,213	486

Total interest income	8,320	5,773	28,929	19,151

INTEREST EXPENSE:
Deposits	1,926	1,376	7,008	4,989
Purchased funds and other borrowings	1,102	592	3,493	1,863

Total interest expense	3,028	1,968	10,501	6,852

Net interest income	5,292	3,805	18,428	12,299
Provision for loan losses	285	364	1,142	886

Net interest income after provision for loan losses	5,007	3,441	17,286	11,413

OTHER INCOME:
Deposit account service charges	36	55	171	205
Gain on sale of loans	468	1,136	2,997	5,362
Net gain (loss) on sale of securities	3	15	(21)	346
Net gain on trading activities	—	—	—	51
Other operating income	156	45	367	217

Total other income	663	1,251	3,514	6,181

OTHER EXPENSES:
Salaries and employee benefits	2,118	2,155	7,911	7,839
Occupancy expense	313	341	1,302	1,270
Equipment expense	242	220	937	745
Operating expenses	1,253	1,201	4,898	4,109

Total other expenses	3,926	3,917	15,048	13,963

INCOME BEFORE INCOME TAXES	1,744	775	5,752	3,631
Income tax expense	633	160	1,694	864

NET INCOME	$1,111	$615	$4,058	$2,767

Net income per common share, basic	$0.23	$0.13	$0.85	$0.61

Net income per common share, diluted	$0.22	$0.12	$0.80	$0.57

Weighted average number of shares, basic	4,806,050	4,789,499	4,798,907	4,546,117

Weighted average number of shares, diluted	5,114,280	5,035,967	5,101,552	4,873,081

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Statistical Information

	December 31,		December 31,
	2005*		2004
	(Dollars in thousands, except per share)
Performance Information:

For The Quarter Ended:
Earnings per share, basic	$0.23		$0.13
Earnings per share, diluted	0.22		0.12
Return on average assets	0.74%		0.49%
Return on average equity	9.07%		5.29%
Net interest margin**	3.78%		3.32%

For The Twelve Months Ended:
Earnings per share, basic	$0.85		$0.61
Earnings per share, diluted	0.80		0.57
Return on average assets	0.71%		0.63%
Return on average equity	8.59%		6.87%
Net interest margin **	3.51%		3.10%

Growth Statistics:***
Loan Growth	45.4%		76.2%
Asset Growth	27.5%		34.5%
Deposit Growth	29.7%		28.5%

Non-Interest Bearing Deposits/Total Deposit	40.3%		36.1%

Credit Quality Ratios:****
Allowance for loan losses to total loans	1.12%		1.10%
Allowance for loan losses to non-accrual loans	16.9	X	NM
Allowance for loan losses to nonperforming assets	1.9	X	1.8	X
Nonperforming assets to total assets	0.30%		0.27%
Net chargeoffs to average loans	0.01%		0.02%

Capital Information:
Book value per share	$10.10		$9.73
Tier I risk-based capital ratio	16.1%		21.5%
Total risk-based capital ratio	17.0%		22.3%
Leverage capital ratio	10.0%		11.6%
Total equity to total assets ratio	7.9%		9.7%

*	Unaudited financial results

**	On a fully tax-equivalent basis assuming a 34% federal tax rate.

***	Growth from the preceding year end.

****	Nonperforming assets are defined as non-accrual loans, impaired loans, and loans past due 90 days or more and still accruing interest.

The allowance for loan losses includes a specific allocation for impaired loans.

NM = Not Meaningful